Exhibit 99.1

One Centerpointe Drive, Suite 200, Lake Oswego, Oregon 97035 503-684-7000	www.gbrx.com

For release: June 29, 2023 6:00 a.m. EDT	Contact:	Justin Roberts, Investor Relations
Jack Isselmann, Media Relations
Ph: 503-684-7000

Greenbrier Reports Third Quarter Results

GAAP EPS of $0.64 includes $13 million loss related to sale and exit of Gunderson Marine

Adjusted EPS of $1.02

Increases dividend by 11% to $0.30 per share

Lake Oswego, Oregon, June 29, 2023 – The Greenbrier Companies, Inc. (NYSE: GBX) (“Greenbrier”), a leading international supplier of equipment and services to global freight transportation markets, today reported financial results for its third fiscal quarter ended May 31, 2023.

Third Quarter Highlights

•	New railcar orders for 4,600 units valued at $650 million and deliveries of 6,600 units; subsequent to the end of the quarter, received orders for 7,900 units valued at $975 million.

•

New railcar backlog of 23,400 units with an estimated value of $2.9 billion as of May 31, 2023; excludes orders received subsequent to the end of the quarter and railcar conversion backlog of 1,000 units.

•	Strong quarter end liquidity of $665 million, including $321 million in cash and $344 million of available borrowing capacity.

•

Net earnings of $27 million and Net earnings attributable to Greenbrier of $21 million, or $0.64 per diluted share. Results include $13 million ($0.38 per share), net of tax, of Gunderson loss on sale and exit related costs.

•	Adjusted net earnings attributable to Greenbrier of $34 million or $1.02 per diluted share.

•	Revenue of $1.0 billion, operating cash flow of $98 million and Adjusted EBITDA of $97 million.

•	Repurchased 1.2 million shares of stock for $32 million; $54 million remaining under current share repurchase program.

•	Board increases quarterly dividend by 11% to $0.30 per share, payable on August 8, 2023 to shareholders of record as of July 18, 2023. Represents Greenbrier’s 37th consecutive quarterly dividend.

“Greenbrier’s performance in the third quarter reflects continued operating momentum and strong commercial activity. Our results demonstrated the early impact of operational initiatives described during our Investor Day in April. In particular, certain manufacturing efficiencies were achieved ahead of plan, and we expect further improvement,” said Lorie L. Tekorius, CEO and President. “Our new railcar backlog provides strong revenue visibility and further confidence as we execute our strategic plan. We are excited as we embark on our multi-year strategy, including a substantial lease fleet investment. This will maximize Greenbrier’s financial performance during periods of strong market demand and stabilize performance at higher levels when demand is less favorable.”

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Greenbrier Reports Third Quarter Results (Cont.)	Page 2

Business Update & Outlook

Greenbrier held its inaugural Investor Day on April 12, 2023. During the Investor Day, Greenbrier unveiled long-term financial targets, including:

•	Growth of +100% in annual recurring revenue from its Leasing & Management Services segment;

•	Aggregate gross margin in the mid-teens by fiscal 2026; and

•	Return on invested capital of between 10% and 14% by fiscal 2026.

Greenbrier will provide updates against the targets as part of the Q4 and Fiscal 2023 report in October 2023.

Based on current trends and production schedules, Greenbrier is updating guidance for fiscal 2023:

•	Deliveries of 25,000 – 26,000 units including approximately 1,000 units in Greenbrier-Maxion (Brazil)

•	Revenue of $3.8 – $3.9 billion

•	Capital expenditures of $280 million in Leasing & Management Services, $90 million in Manufacturing and $15 million in Maintenance Services

•	Proceeds of equipment sales are $76 million

•	Consolidated gross margin % in the low double-digits is unchanged.

Financial Summary

	Q3 FY23	Q2 FY23	Sequential Comparison – Main Drivers
Revenue	$1.0B	$1.1B	Timing of syndication activity partially offset by improved volumes and pricing in Maintenance Services
Gross margin	$128.1M	$116.8M	Improved operating efficiencies in Manufacturing and higher pricing and volumes in Maintenance Services
Gross margin %	12.3%	10.4%
Selling and administrative	$63.3M	$59.0M	Increased employee related costs due to higher incentive compensation expense as a result of increased profitability
Net gain on disposition of equipment	$2.3M	$9.6M	Timing of gains from ongoing fleet optimization
Adjusted EBITDA	$96.9M	$97.9M	See reconciliation at conclusion of Supplemental Information
Net earnings attributable to noncontrolling interest	($5.4M)	($3.7M)	Partners’ share of consolidated JV’s operating results including timing of syndication activity
Adjusted net earnings attributable to Greenbrier	$34.0M(1)	$33.8M(2)
Adjusted diluted EPS	$1.02(1)	$0.99(2)

(1)	Excludes $12.7 million ($0.38 per share), net of tax, of Gunderson loss on sale and exit related costs. Reconciliations for Adjusted metrics can be found at the conclusion of Supplemental Information.
(2)	Excludes $0.7 million ($0.02 per share), net of tax, of Gunderson exit related costs. Reconciliations for Adjusted metrics can be found at the conclusion of Supplemental Information.

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Greenbrier Reports Third Quarter Results (Cont.)	Page 3

Segment Summary

	Q3 FY23	Q2 FY23	Sequential Comparison – Main Drivers
Manufacturing
Revenue	$870.2M	$968.6M	Timing of syndication activity resulting in fewer syndicated deliveries
Gross margin	$83.7M	$67.4M	Improved operating efficiencies
Gross margin %	9.6%	7.0%
Earnings from operations	$44.1M	$46.6M
Operating margin %(1)	5.1%	4.8%
Deliveries (2)	6,400	7,200	Timing of syndication activity
Maintenance Services
Revenue	$122.9M	$98.0M	Improved pricing and volumes
Gross margin %	10.7%	8.6%	Improved pricing, volumes and operating efficiencies
Earnings from operations	$11.0M	$6.8M
Operating margin % (1)	9.0%	6.9%
Leasing & Management Services
Revenue	$45.0M	$55.4M	Timing of syndication activity
Gross margin %	69.6%	74.0%
Earnings from operations	$25.9M	$40.7M	More normalized operating margin due to timing of syndication activity and gains from ongoing fleet optimization
Operating margin % (1)	57.6%	73.5%
Fleet utilization	98.6%	98.7%

(1)	See supplemental segment information in Supplemental Information additional detail.
(2)	Excludes Brazil deliveries which are not consolidated into Manufacturing revenue and margins.

Conference Call

Greenbrier will host a teleconference to discuss its third quarter 2023 results. In conjunction with this news release, Greenbrier has posted a supplemental earnings presentation to our website. Teleconference details are as follows:

•	June 29, 2023

•	8:00 a.m. Pacific Daylight Time

•	Phone: 1-888-317-6003 (Toll Free) 1-412-317-6061 (International), Entry Number “6855329”

•	Real-time Audio Access: (“Newsroom” at http://www.gbrx.com)

•	Please access the site 10-15 minutes prior to the start time.

About Greenbrier

Greenbrier, headquartered in Lake Oswego, Oregon, is a leading international supplier of equipment and services to global freight transportation markets. Through its wholly-owned subsidiaries and joint ventures, Greenbrier designs, builds and markets freight railcars and marine barges in North America, Europe and Brazil. We are a leading provider of freight railcar wheel services, parts, maintenance and retrofitting services in North America through our maintenance services business unit. GBX Leasing (GBXL) is a special purpose subsidiary that owns and manages a portfolio of leased railcars that originate primarily from Greenbrier’s manufacturing operations. GBXL and Greenbrier own a lease fleet of approximately 12,500 railcars. Greenbrier manages 409,000 railcars and offers railcar management, regulatory compliance services and leasing services to railroads and other railcars owners in North America. Learn more about Greenbrier at www.gbrx.com.

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Greenbrier Reports Third Quarter Results (Cont.)	Page 4

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED BALANCE SHEETS

(In millions, unaudited)

	May 31, 2023	February 28, 2023	November 30, 2022	August 31, 2022	May 31, 2022
Assets
Cash and cash equivalents	$321.4	$379.9	$263.3	$543.0	$449.7
Restricted cash	20.1	19.7	17.2	16.1	16.1
Accounts receivable, net	533.6	571.5	495.6	501.2	464.8
Income tax receivable	29.8	22.4	28.9	39.8	129.4
Inventories	888.0	910.6	874.9	815.3	781.7
Leased railcars for syndication	119.4	102.5	272.5	111.1	142.9
Equipment on operating leases, net	941.0	891.8	836.2	770.9	676.1
Property, plant and equipment, net	600.4	618.4	617.6	645.2	642.7
Investment in unconsolidated affiliates	86.4	83.4	94.2	92.5	96.2
Intangibles and other assets, net	253.3	224.0	189.0	189.1	177.8
Goodwill	128.3	128.3	127.7	127.3	128.7

	$3,921.7	$3,952.5	$3,817.1	$3,851.5	$3,706.1

Liabilities and Equity
Revolving notes	$280.0	$310.3	$290.5	$296.6	$303.3
Accounts payable and accrued liabilities	741.6	722.6	676.5	725.1	639.0
Deferred income taxes	88.3	70.2	49.8	68.6	72.9
Deferred revenue	56.6	73.0	53.2	35.3	33.3
Notes payable, net	1,320.3	1,327.0	1,301.5	1,269.1	1,202.6
Contingently redeemable noncontrolling interest	54.1	27.5	27.7	27.7	27.8
Total equity – Greenbrier	1,232.7	1,277.3	1,265.8	1,276.9	1,270.4
Noncontrolling interest	148.1	144.6	152.1	152.2	156.8

Total equity	1,380.8	1,421.9	1,417.9	1,429.1	1,427.2

	$3,921.7	$3,952.5	$3,817.1	$3,851.5	$3,706.1

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Greenbrier Reports Third Quarter Results (Cont.)	Page 5

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(In millions, except number of shares which are reflected in thousands and per share amounts, unaudited)

	Three Months Ended May 31,		Nine Months Ended May 31,
	2023	2022	2023	2022
Revenue
Manufacturing	$870.2	$650.9	$2,485.3	$1,659.1
Maintenance Services	122.9	101.5	306.4	260.5
Leasing & Management Services	45.0	41.1	134.9	107.4

	1,038.1	793.5	2,926.6	2,027.0
Cost of revenue
Manufacturing	786.5	611.3	2,292.2	1,567.9
Maintenance Services	109.8	91.1	279.0	244.0
Leasing & Management Services	13.7	14.8	41.0	36.4

	910.0	717.2	2,612.2	1,848.3
Margin	128.1	76.3	314.4	178.7
Selling and administrative expense	63.3	57.4	175.7	156.4
Net gain on disposition of equipment	(2.3)	(0.7)	(15.2)	(34.3)
Asset impairment, disposal, and exit costs	16.4	—	40.6	—

Earnings from operations	50.7	19.6	113.3	56.6
Other costs
Interest and foreign exchange	22.8	14.9	64.0	39.3

Earnings before income taxes and earnings from unconsolidated affiliates	27.9	4.7	49.3	17.3
Income tax expense	(3.6)	(1.1)	(11.7)	(2.9)

Earnings before earnings from unconsolidated affiliates	24.3	3.6	37.6	14.4
Earnings from unconsolidated affiliates	2.4	4.0	8.6	10.0

Net earnings	26.7	7.6	46.2	24.4
Net (earnings) loss attributable to noncontrolling interest	(5.4)	(4.5)	(8.5)	2.3

Net earnings attributable to Greenbrier	$21.3	$3.1	$37.7	$26.7

Basic earnings per common share:	$0.67	$0.10	$1.17	$0.82
Diluted earnings per common share:	$0.64	$0.09	$1.13	$0.79
Weighted average common shares:
Basic	31,757	32,588	32,346	32,560
Diluted	33,571	33,661	33,344	33,626
Dividends declared per common share	$0.27	$0.27	$0.81	$0.81

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Greenbrier Reports Third Quarter Results (Cont.)	Page 6

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions, unaudited)

	Nine Months Ended May 31,
	2023	2022
Cash flows from operating activities
Net earnings	$46.2	$24.4
Adjustments to reconcile net earnings to net cash used in operating activities:
Deferred income taxes	(18.4)	16.9
Depreciation and amortization	79.8	75.9
Net gain on disposition of equipment	(15.2)	(34.3)
Stock based compensation expense	8.8	10.9
Asset impairment, disposal, and exit costs	40.6	—
Noncontrolling interest adjustments	2.8	0.7
Other	2.8	3.4
Decrease (increase) in assets:
Accounts receivable, net	(16.1)	(160.3)
Income tax receivable	10.0	(17.3)
Inventories	(80.7)	(224.2)
Leased railcars for syndication	(57.3)	(77.6)
Other assets	(42.9)	(16.1)
Increase (decrease) in liabilities:
Accounts payable and accrued liabilities	8.3	77.2
Deferred revenue	32.5	(8.0)

Net cash provided by (used in) operating activities	1.2	(328.4)

Cash flows from investing activities
Proceeds from sales of assets	76.3	155.1
Capital expenditures	(253.9)	(248.8)
Investments in and advances to / repayments from unconsolidated affiliates	(3.5)	(4.2)
Cash distribution from unconsolidated affiliates and other	6.3	1.8

Net cash used in investing activities	(174.8)	(96.1)

Cash flows from financing activities
Net change in revolving notes with maturities of 90 days or less	(11.5)	(97.3)
Proceeds from revolving notes with maturities longer than 90 days	220.0	35.0
Repayments of revolving notes with maturities longer than 90 days	(230.0)	—
Proceeds from issuance of notes payable	75.0	323.3
Repayments of notes payable	(27.1)	(15.0)
Debt issuance costs	(0.2)	(7.2)
Repurchase of stock	(48.0)	—
Dividends	(26.7)	(26.9)
Cash distribution to joint venture partner	(8.4)	(9.4)
Tax payments for net share settlement of restricted stock	(2.3)	(3.5)

Net cash (used in) provided by financing activities	(59.2)	199.0

Effect of exchange rate changes	15.2	19.9
Decrease in cash and cash equivalents and restricted cash	(217.6)	(205.6)
Cash and cash equivalents and restricted cash
Beginning of period	559.1	671.4

End of period	$341.5	$465.8

Balance Sheet Reconciliation:
Cash and cash equivalents	$321.4	$449.7
Restricted cash	20.1	16.1

Total cash and cash equivalents and restricted cash	$341.5	$465.8

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Greenbrier Reports Third Quarter Results (Cont.)	Page 7

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL LEASING INFORMATION

(In millions, except owned and managed fleet, unaudited)

Greenbrier’s leasing strategy provides an additional “go to market” element to Greenbrier’s Commercial strategy of direct sales, partnerships with operating leasing companies, and origination of leases for syndication partners as well as providing a platform for further growth at scale. At the April 2023 Investor Day, Greenbrier provided a long-term target to more than double recurring revenue (defined as lease and management fee revenue) by investing approximately $300 million annually for the next five years. Investing in leasing assets delivers recurring, high margin revenue and tax-advantaged cash flows, although it reduces Greenbrier’s Manufacturing revenue and margin in the short-term. Subsequent to Q3, Greenbrier increased the size of its non-recourse railcar leasing warehouse facility from $350 million to $550 million to support this growth initiative.

Key information for the consolidated Leasing & Management Services segment:

(In Units)	May 31, 2023	February 28, 2023
Owned fleet(1)	12,500	12,300
Managed fleet	409,000	408,000
Owned fleet utilization(1)	99%	99%

	Three Months Ended
Greenbrier Lease Fleet (Units)	May 31, 2023	February 28, 2023
Beginning balance	12,300	14,100
Railcars added	1,400	1,400
Railcars sold / scrapped	(1,200)	(3,200)

Ending balance	12,500	12,300

	May 31, 2023	February 28, 2023
Equipment on operating lease(2)	$941.0	$891.8

Non-recourse warehouse	$119.3	$65.6
ABS non-recourse notes	310.3	312.9
Non-recourse term loan	335.8	338.2

Total Leasing non-recourse debt	$765.4	$716.7

Fleet leverage %(3)(4)	81%	80%

(1)	Owned fleet includes Leased railcars for syndication
(2)	Equipment on operating lease assets not securing Total Leasing non-recourse debt support the $600 million U.S. revolver
(3)	Total Leasing non-recourse debt / Equipment on operating lease
(4)	Fleet assets are leveraged at Fair Market Value based on independent appraisals while they are shown at net book value on Greenbrier’s Consolidated Balance Sheet

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Greenbrier Reports Third Quarter Results (Cont.)	Page 8

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In millions, except number of shares which are reflected in thousands and per share amounts, unaudited)

Operating Results by Quarter for 2023 are as follows:

	First	Second	Third	Total
Revenue
Manufacturing	$646.5	$968.6	$870.2	$2,485.3
Maintenance Services	85.5	98.0	122.9	306.4
Leasing & Management Services	34.5	55.4	45.0	134.9

	766.5	1,122.0	1,038.1	2,926.6
Cost of revenue
Manufacturing	604.5	901.2	786.5	2,292.2
Maintenance Services	79.6	89.6	109.8	279.0
Leasing & Management Services	12.9	14.4	13.7	41.0

	697.0	1,005.2	910.0	2,612.2
Margin	69.5	116.8	128.1	314.4
Selling and administrative expense	53.4	59.0	63.3	175.7
Net gain on disposition of equipment	(3.3)	(9.6)	(2.3)	(15.2)
Asset impairment, disposal, and exit costs	24.2	—	16.4	40.6

Earnings (loss) from operations	(4.8)	67.4	50.7	113.3
Other costs
Interest and foreign exchange	19.6	21.6	22.8	64.0

Earnings (loss) before income tax and earnings from unconsolidated affiliates	(24.4)	45.8	27.9	49.3
Income tax (expense) benefit	3.8	(11.9)	(3.6)	(11.7)

Earnings (loss) before earnings from unconsolidated affiliates	(20.6)	33.9	24.3	37.6
Earnings from unconsolidated affiliates	3.3	2.9	2.4	8.6

Net earnings (loss)	(17.3)	36.8	26.7	46.2
Net (earnings) loss attributable to noncontrolling interest	0.6	(3.7)	(5.4)	(8.5)

Net earnings (loss) attributable to Greenbrier	$(16.7)	$33.1	$21.3	$37.7

Basic earnings (loss) per common share (1)	$(0.51)	$1.01	$0.67	$1.17
Diluted earnings (loss) per common share (1)	$(0.51)	$0.97	$0.64	$1.13
Dividends per common share	$0.27	$0.27	$0.27	$0.81

(1)	Quarterly amounts may not total to the year-to-date amount as each period is calculated discretely.

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Greenbrier Reports Third Quarter Results (Cont.)	Page 9

SUPPLEMENTAL INFORMATION

(In millions, except number of shares which are reflected in thousands and per share amounts, unaudited)

Operating Results by Quarter for 2022 are as follows:

	First	Second	Third	Fourth	Total
Revenue
Manufacturing	$452.5	$555.7	$650.9	$817.5	$2,476.6
Maintenance Services	72.4	86.6	101.5	87.2	347.7
Leasing & Management Services	25.8	40.5	41.1	46.0	153.4

	550.7	682.8	793.5	950.7	2,977.7
Cost of revenue
Manufacturing	421.6	535.0	611.3	733.0	2,300.9
Maintenance Services	71.2	81.7	91.1	78.0	322.0
Leasing & Management Services	10.3	11.3	14.8	12.4	48.8

	503.1	628.0	717.2	823.4	2,671.7
Margin	47.6	54.8	76.3	127.3	306.0
Selling and administrative expense	44.3	54.7	57.4	68.8	225.2
Net gain on disposition of equipment	(8.5)	(25.1)	(0.7)	(2.9)	(37.2)

Earnings from operations	11.8	25.2	19.6	61.4	118.0
Other costs
Interest and foreign exchange	12.6	11.8	14.9	18.1	57.4

Earnings (loss) before income tax and earnings from unconsolidated affiliates	(0.8)	13.4	4.7	43.3	60.6
Income tax (expense) benefit	1.4	(3.2)	(1.1)	(15.2)	(18.1)

Earnings before earnings from unconsolidated affiliates	0.6	10.2	3.6	28.1	42.5
Earnings from unconsolidated affiliates	5.0	1.0	4.0	1.3	11.3

Net earnings	5.6	11.2	7.6	29.4	53.8
Net (earnings) loss attributable to noncontrolling interest	5.2	1.6	(4.5)	(9.2)	(6.9)

Net earnings attributable to Greenbrier	$10.8	$12.8	$3.1	$20.2	$46.9

Basic earnings per common share (1)	$0.33	$0.39	$0.10	$0.62	$1.44
Diluted earnings per common share (1)	$0.32	$0.38	$0.09	$0.60	$1.40
Dividends per common share	$0.27	$0.27	$0.27	$0.27	$1.08

(1)	Quarterly amounts may not total to the year-to-date amount as each period is calculated discretely.

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Greenbrier Reports Third Quarter Results (Cont.)	Page 10

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In millions, unaudited)

Segment Information

Three months ended May 31, 2023:
	Revenue			Earnings (loss) from operations
	External	Intersegment	Total	External	Intersegment	Total
Manufacturing	$870.2	$73.3	$943.5	$44.1	$7.9	$52.0
Maintenance Services	122.9	11.0	133.9	11.0	—	11.0
Leasing & Management Services	45.0	0.3	45.3	25.9	—	25.9
Eliminations	—	(84.6)	(84.6)	—	(7.9)	(7.9)
Corporate	—	—	—	(30.3)	—	(30.3)

	$1,038.1	—	$1,038.1	$50.7	—	$50.7

Three months ended February 28, 2023:
	Revenue			Earnings (loss) from operations
	External	Intersegment	Total	External	Intersegment	Total
Manufacturing	$968.6	$96.8	$1,065.4	$46.6	$8.8	$55.4
Maintenance Services	98.0	6.2	104.2	6.8	—	6.8
Leasing & Management Services	55.4	0.5	55.9	40.7	0.1	40.8
Eliminations	—	(103.5)	(103.5)	—	(8.9)	(8.9)
Corporate	—	—	—	(26.7)	—	(26.7)

	$1,122.0	$—	$1,122.0	$67.4	$—	$67.4

	Total assets
	May 31, 2023	February 28, 2023
Manufacturing	$1,891.1	$1,923.0
Maintenance Services	295.1	313.9
Leasing & Management Services	1,325.6	1,267.2
Unallocated, including cash	409.9	448.4

	$3,921.7	$3,952.5

SUPPLEMENTAL BACKLOG AND DELIVERY INFORMATION

(Unaudited)

Three Months Ended
May 31, 2023
Backlog Activity (units) (1)
Beginning backlog	25,900
Orders received	4,600
Production held on the Balance Sheet	(1,300)
Production sold directly to third parties	(5,800)

Ending backlog	23,400

Delivery Information (units) (1)
Production sold directly to third parties	5,800
Sales of Leased railcars for syndication	800

Total deliveries	6,600

(1)	Includes Greenbrier-Maxion, our Brazilian railcar manufacturer, which is accounted for under the equity method

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Greenbrier Reports Third Quarter Results (Cont.)	Page 11

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In millions, except number of shares which are reflected in thousands and per share amounts, unaudited)

Reconciliation of Net earnings to Adjusted EBITDA

	Three Months Ended
	May 31, 2023	February 28, 2023
Net earnings	$26.7	$36.8
Interest and foreign exchange	22.8	21.6
Income tax expense	3.6	11.9
Depreciation and amortization	26.9	26.9
Asset disposal and exit related costs	16.9	0.7

Adjusted EBITDA	$96.9	$97.9

Reconciliation of Net earnings attributable to Greenbrier to Adjusted net earnings attributable to Greenbrier

	Three Months Ended
	May 31, 2023		February 28, 2023
Net earnings attributable to Greenbrier	$21.3		$33.1
Asset disposal and exit related costs	12.7	(1)	0.7	(2)

Adjusted net earnings attributable to Greenbrier	$34.0		$33.8

(1)	Net of tax of $4.3 million
(2)	Net of tax of $0.2 million

Reconciliation of Diluted earnings per share to Adjusted diluted earnings per share

	Three Months Ended
	May 31, 2023	February 28, 2023
Diluted earnings per share	$0.64	$0.97
Asset disposal and exit related costs	0.38	0.02

Adjusted diluted earnings per share	$1.02	$0.99
Diluted weighted average shares outstanding	33,571	34,400

Share Calculations for Adjusted diluted earnings per share

	Three Months Ended
	May 31, 2023	February 28, 2023
Basic Shares	31,757	32,588
Dilutive effect of performance awards	992	991
Dilutive effect of convertible notes due 2024	822	821

Diluted weighted average shares outstanding	33,571	34,400

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Greenbrier Reports Third Quarter Results (Cont.)	Page 12

Forward-Looking Statements

This presentation and the accompanying oral presentation contain forward-looking statements, including statements that are not purely statements of historical fact. The Greenbrier Companies, Inc. (the “Company,” “we,” “us” or “our”) uses words, and variations of words, such as “approach,” “believe,” “build,” “commitment,” “continue,” “demand,” “drive,” “enhance,” “expect,” “focus,” “foundation,” “goal,” “grow,” “help,” “identify,” “invest,” “long-term,” “maintain,” “provide,” “position,” “potential,” “reduce,” “should,” “strategic,” “strengthen,” “superior,” “target,” “trend,” “will,” and similar expressions to identify forward-looking statements. These forward-looking statements include, without limitation, statements about backlog and other orders, production capacity, railcar deliveries, leasing operations and performance, expectations for operating segments, environmental, social and governance commitments, financing, future liquidity, revenue, cash flow, strategic initiatives, partnerships, tax treatment, and other information regarding future performance and strategies and appear throughout this presentation. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and important factors that could cause actual results to differ materially from the results contemplated by the forward-looking statements. Such risks, uncertainties and important factors that might cause such a difference include, but are not limited to, the following: an economic downturn and economic uncertainty; inflation (including rising energy prices, interest rates, wages and other escalators) and policy reactions thereto (including actions by central banks); disruptions in the supply of materials and components used in the production of our products; the war in Ukraine and related events, and the COVID-19 pandemic, variants thereof, governmental reaction thereto, and related economic disruptions (including, among other factors, operations and supply disruptions and labor shortages). Our backlog of railcar units and other orders not included in backlog are not necessarily indicative of future results of operations. Certain orders in backlog are subject to customary documentation which may not occur. There may be other factors that may cause our actual results to differ materially from the forward-looking statements, including the risks, uncertainties and factors described in more detail in the Company’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Except as otherwise required by law, the Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof.

Adjusted Financial Metric Definitions

Adjusted EBITDA, Adjusted net earnings attributable to Greenbrier and Adjusted diluted earnings per share (EPS) are not financial measures under generally accepted accounting principles (GAAP). These metrics are performance measurement tools used by rail supply companies and Greenbrier. You should not consider these metrics in isolation or as a substitute for other financial statement data determined in accordance with GAAP. In addition, because these metrics are not a measure of financial performance under GAAP and are susceptible to varying calculations, the measures presented may differ from and may not be comparable to similarly titled measures used by other companies.

We define Adjusted EBITDA as Net earnings before Interest and foreign exchange, Income tax expense, Depreciation and amortization and the impact associated with items we do not believe are indicative of our core business or which affect comparability. We believe the presentation of Adjusted EBITDA provides useful information as it excludes the impact of financing, foreign exchange, income taxes and the accounting effects of capital spending and other items. These items may vary for different companies for reasons unrelated to the overall operating performance of a company’s core business. We believe this assists in comparing our performance across reporting periods.

Adjusted net earnings attributable to Greenbrier and Adjusted diluted EPS excludes the impact associated with items we do not believe are indicative of our core business or which affect comparability. We believe this assists in comparing our performance across reporting periods.

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